JDA Software Group, Inc. NEWS RELEASE	Contact Information at End of Release

JDA Software Receives NASDAQ Notice of Non-Compliance with Listing Rules

Scottsdale, Ariz. - May 17, 2012 - JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, announced that on, May 15, 2012, it received a letter from the NASDAQ staff notifying the Company that it continues to be non-compliant with NASDAQ Listing Rule 5250(c)(1) because it has not yet filed its Quarterly Report on Form 10-Q for the period ended March 31, 2012, or its Annual Report on Form 10-K for the period ended December 31, 2011, with the Securities and Exchange Commission (“SEC”). NASDAQ Listing Rule 5250(c)(1) requires the Company to timely file all required periodic financial reports with the SEC.  The Company is required to submit an updated plan of compliance to NASDAQ by May 30, 2012.  If NASDAQ accepts the Company's plan, an additional cure period of up to 180 calendar days from the Form 10-K's original due date, or until August 28, 2012, can be provided to allow the Company to regain compliance.

The Company is making this disclosure in compliance with NASDAQ Listing Rule 5810(b).

About JDA Software Group
JDA® Software Group, Inc. (NASDAQ: JDAS), The Supply Chain Company®, is the leading provider of innovative supply chain management, merchandising and pricing excellence solutions worldwide. JDA empowers more than 6,000 companies of all sizes to make optimal decisions that improve profitability and achieve real results in the manufacturing, wholesale distribution, transportation, retail and services industries. With an integrated solutions offering that spans the entire supply chain from materials to the consumer, JDA leverages the powerful heritage and knowledge capital of acquired market leaders including i2 Technologies®, Manugistics®, E3®, Intactix® and Arthur®. JDA's robust services offering, including complete solution lifecycle management via JDA Cloud Services, provides customers with leading-edge industry practices and supply chain expertise, lower total cost of ownership, long-term business value, and 24/7 functional and technical support. To learn more, visit www.jda.com or e-mail info@jda.com.

JDA Investor Relations Contact:
Mike Burnett, GVP, Treasury and Investor Relations
mike.burnett@jda.com
480-308-3392

JDA Corporate Communications Contact:
Beth Elkin, Vice President, Marketing and Communications
beth.elkin@jda.com
469-357-4225

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. Information relating to the uncertainty affecting our business is contained in our filings with the SEC. Actual results may differ materially from those predicted as a result of these and other risks, including but not limited to, our ability to timely complete the restatement of our historical financial results and complete and file our delinquent Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarterly period ended March 31,2012, the fact that our historical financial results are not finalized and are subject to change, and the outcome of an ongoing SEC inquiry. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

JDA Software Receives NASDAQ Notice of Non-Compliance with Listing Rules
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JDA Software Group, Inc.
14400 N. 87th Street
Scottsdale, Ariz. 85260